As filed with the Securities and Exchange Commission on May 26, 2010
Registration No. 333-141810

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8
(POST-EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

DYNEGY INC.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	20-5653152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana Street, Suite 5800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
__________________________

Dynegy Inc. Amended and Restated Employee Equity Option Plan
Dynegy Inc. Amended and Restated 1991 Stock Option Plan
Illinova Corporation 1992 Long-Term Incentive Compensation Plan
Dynegy Inc. 1999 Long-Term Incentive Plan
Dynegy Inc. 2000 Long-Term Incentive Plan
Dynegy Inc. 2001 Non-Executive Stock Incentive Plan
Dynegy Inc. 401(k) Savings Plan
Dynegy Inc. 2002 Long Term Incentive Plan
Dynegy Inc. Deferred Compensation Plan
Dynegy Inc. Deferred Compensation Plan for Certain Directors
Dynegy Midwest Generation, Inc. 401(k) Savings Plan
Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered under a Collective Bargaining Agreement
Dynegy Northeast Generation, Inc. Savings Incentive Plan
(Full title of the plan)
__________________________

J. Kevin Blodgett
General Counsel and Executive Vice President, Administration
1000 Louisiana Street, Suite 5800
Houston, Texas 77002
(Name and address of agent for service)
(713) 507-6400
(Telephone Number, including area code, of agent for service)
__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Statement

Dynegy Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to its Registration Statement on Form S-8 (File No. 333-141810) filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2007 (the “2007 S-8”) to (a) deregister all shares of its common stock, plan interests and deferred compensation obligations subject to outstanding awards (the “Outstanding Securities”) under the plans set forth on the cover page hereto (the “Plans”), so that such Outstanding Securities can be transferred to a new Registration Statement on Form S-8 (the “2010 S-8) that is being filed concurrently with this Post-Effective Amendment, and (b) deregister all shares of its common stock, plan interests and deferred compensation obligations not subject to outstanding awards (the “Excess Securities”) under the Plans so that the registration fees previously paid in connection with such Excess Securities can be offset against registration fees payable under the 2010 S-8.  All Outstanding Securities and Excess Securities are hereby deregistered.  Securities transferred to the 2010 S-8 shall be appropriately adjusted to reflect a 1-for-5 reverse stock split effected on May 25, 2010.  In accordance with Rule 457(p) of the Securities Act of 1933, as amended, the Post-Effective Amendment is being filed to carry over certain registration fees from the 2007 S-8 to the 2010 S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2010.

DYNEGY INC.

By: /s/ BRUCE A. WILLIAMSON
Bruce A. Williamson
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ BRUCE A. WILLIAMSON Bruce A. Williamson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 26, 2010

/s/ HOLLI C. NICHOLS Holli C. Nichols	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 26, 2010

/s/ TRACY A. MCLAUCHLIN Tracy A. McLauchlin	Senior Vice President and Controller (Principal Accounting Officer)	May 26, 2010

* David W. Biegler	Director	May 26, 2010

* Thomas D. Clark, Jr.	Director	May 26, 2010

* Victor E. Grijalva	Director	May 26, 2010

* Patricia A. Hammick	Director	May 26, 2010

* Howard B. Sheppard	Director	May 26, 2010

* William L. Trubeck	Director	May 26, 2010

* Pursuant to Power of Attorney
/s/ Heidi D. Lewis Heidi D. Lewis	Group General Counsel – Finance & Securities	May 26, 2010